UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
May 2, 2019
Date of Report
(Date of earliest event reported)

SYNCHRONY FINANCIAL
(Exact name of registrant as specified in its charter)

Delaware	001-36560	51-0483352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Long Ridge Road, Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)
(203) 585-2400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2019, the Board of Directors of Synchrony Financial (the “Company” or “Synchrony”) unanimously appointed Brian Doubles as President of the Company, effective immediately. Mr. Doubles will continue to report to Margaret Keane, whose title changed from President and Chief Executive Officer to Chief Executive Officer effective that date. In connection with Mr. Doubles’ appointment, his annual base salary was increased to $800,000 and his target incentive level for purposes of annual awards, including non-equity incentive plan awards granted pursuant to Synchrony’s Annual Incentive Plan, as well as restricted stock units and performance share units awarded under the Synchrony Financial 2014 Long-Term Incentive Plan, was increased, in each case, to 150% of his base salary. On May 2, 2019, Mr. Doubles received true-up equity grants that resulted in total prorated 2019 awards consistent with the new role’s base salary and target incentive level. The grants were made on the same terms and conditions as the grants that were made to Mr. Doubles on March 1, 2019.

Mr. Doubles, age 44, is a 21-year veteran of the Company (which includes the period prior to its separation from General Electric Company (“GE”)) and has served as Executive Vice President and Chief Financial Officer since January 2009. Mr. Doubles received a B.S. in Engineering from Michigan State University.

On May 2, 2019, the Board of Directors unanimously appointed Brian Wenzel, Sr. as Executive Vice President and Chief Financial Officer of the Company, effective immediately. In connection with Mr. Wenzel’s appointment, his annual base salary was increased to $650,000 and his target incentive level for purposes of annual awards, including non-equity incentive plan awards granted pursuant to Synchrony’s Annual Incentive Plan, as well as restricted stock units and performance share units awarded under the Synchrony Financial 2014 Long-Term Incentive Plan, was increased, in each case, to 100% of his base salary. On May 2, 2019, Mr. Wenzel received true-up equity grants that resulted in total prorated 2019 awards consistent with the new role’s base salary and target incentive level. The grants were made on the same terms and conditions as the grants that were made to Mr. Wenzel on March 1, 2019.

Mr. Wenzel, age 51, has more than 30 years of experience in financial and strategic management and is a 21-year veteran of the Company. Mr. Wenzel has been the Company’s Senior Vice President and Deputy Chief Financial Officer since April 2018 and prior to that served as Chief Financial Officer of the Company’s Retail Card sales platform for more than 12 years. Earlier in his career, Mr. Wenzel held Chief Financial Officer roles in Business Development, Growth & Investments for the Company and earlier for GE's Treasury & Global Funding Operation. He was also an Assistant Controller for GE’s Consumer North American Finance Business. Prior to GE, Mr. Wenzel worked for PricewaterhouseCoopers and held various roles in a start-up healthcare venture. Mr. Wenzel received a B.S. in Accounting from Marist College.

A copy of the press release announcing the appointments is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are being furnished as part of this report:

Number	Description

99.1	Synchrony Financial Press Release dated May 2, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCHRONY FINANCIAL

Date: May 3, 2019	By:	/s/ Jonathan Mothner
	Name:	Jonathan Mothner
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Description

99.1	Synchrony Financial Press Release dated May 2, 2019